UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 28, 2022
UNITED STATES CELLULAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-09712	62-1147325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8410 West Bryn Mawr, Chicago, Illinois 60631
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (773) 399-8900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $1 par value	USM	New York Stock Exchange
6.25% Senior Notes due 2069	UZD	New York Stock Exchange
5.50% Senior Notes due 2070	UZE	New York Stock Exchange
5.50% Senior Notes due 2070	UZF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Election of Directors
On November 29, 2022, the following persons were elected as Series A Common Share Directors of the board of directors (the “Board”) of United States Cellular Corporation (the “Company”), effective January 1, 2023:
James W. Butman, President and Chief Executive Officer of TDS Telecommunications LLC, a wholly-owned subsidiary of Telephone and Data Systems, Inc. (“TDS”), the Company’s parent.
Douglas W. Chambers, Executive Vice President, Chief Financial Officer and Treasurer of the Company.
Messrs. Butman and Chambers were elected as Series A Common Share Directors by TDS, as the sole holder of the Company’s Series A Common Shares.
There are no arrangements or understandings between Messrs. Butman and Chambers and any other person pursuant to which each was selected as a director, and neither has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Reclassification of Harry J. Harczak, Jr. to a Common Share Director
Harry J. Harczak, Jr. is currently a Series A Common Share Director. On November 29, 2022, the Board redesignated Harry J. Harczak, Jr. as a Common Share Director effective January 1, 2023.
Mr. Harczak will continue to serve on the Audit Committee.
Modification of Equity Awards for Deirdre C. Drake
As previously disclosed, Deirdre C. Drake, Executive Vice President – Chief People Officer and Head of Communications of the Company, will retire as an officer of the Company effective January 2, 2023 but will continue to serve as a member of the Board. On November 28, 2022, the Company’s Long-Term Incentive Compensation Committee approved amendments to Ms. Drake’s 2020 restricted stock unit (RSU) awards (20,118 common shares) and performance share unit (PSU) awards (21,685 common shares) to allow such awards to vest on April 6, 2023, provided that Ms. Drake continues to serve on the Board on such date. In the absence of such amendments, such 2020 RSU and PSU awards would have terminated upon Ms. Drake’s retirement.
Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On November 29, 2022, the Board adopted amended and restated bylaws of the Company (the bylaws, as so amended, the “Amended Bylaws”), effective January 1, 2023. Section 2.2 of the Amended Bylaws sets a range of between nine and fifteen members to serve on the Board and specifies that the number of members shall be set by resolution of the Board. Accordingly, on November 29, 2022, the Board set the number of members of the Board at 13 effective January 1, 2023, an increase from the current size of 11 members.
Item 9.01.  Financial Statements and Exhibits
(d)   The following exhibits are being filed herewith:

Exhibit Number	Description of Exhibits
3.1	Amended and Restated Bylaws, as adopted on November 29, 2022.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES CELLULAR CORPORATION

Date:	December 1, 2022	By:	/s/ Douglas W. Chambers
Douglas W. Chambers
Executive Vice President, Chief Financial Officer and Treasurer